FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Tina Barry, (972) 673-7931

Greg Artkop, (972) 673-8470

Investor Relations

Aly Noormohamed, (972) 673-6050

DR PEPPER SNAPPLE GROUP AGREES TO LICENSE CERTAIN BRANDS TO PEPSICO FOLLOWING ACQUISITION OF ITS
LARGEST BOTTLERS

Plano, TX, December 8, 2009 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that it has agreed to license certain brands to PepsiCo, Inc. on completion of PepsiCo’s proposed acquisitions of The Pepsi Bottling Group, Inc. (PBG) and PepsiAmericas, Inc. (PAS). As part of the transaction, DPS will receive a one-time upfront payment of $900 million, before taxes and other related fees and expenses.

Under a new licensing agreement that will replace existing agreements with PBG and PAS, PepsiCo will distribute Dr Pepper, Crush and Schweppes in the U.S.; Dr Pepper, Crush, Schweppes, Vernors and Sussex in Canada; and Squirt and Canada Dry in Mexico. The new agreement will have an initial term of 20 years, with 20-year renewal periods, and will require PepsiCo to meet certain performance conditions.

Additionally, in U.S. territories where it has a distribution footprint, DPS will begin selling certain owned and licensed brands, including Sunkist soda, Squirt, Vernors and Hawaiian Punch, that were previously sold by PBG and PAS.

“We’re confident that this new arrangement, which maintains our balanced and flexible routes to market, is in the best interests of our brands and our shareholders,” said Larry Young, president and CEO of DPS. “It demonstrates the value and growth potential of these great brands and strengthens our third-party route to market while benefiting our own Packaged Beverages business. We’re excited to be working with PepsiCo and are confident in the continued long-term growth of our business.”

The one-time payment is expected to be recognized over the estimated life of the license agreement and recorded as net sales.

Net proceeds from this transaction will be used to reduce the company’s overall debt obligations in-line with its target capital structure of approximately 2.25 times total debt to EBITDA after certain adjustments.

This transaction is subject to PepsiCo completing its acquisitions of PBG and PAS.

Forward-looking statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group, Inc. is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 “power brands” are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott’s, Squirt, Hawaiian Punch, Penafiel, Clamato, Schweppes, Venom Energy, Rose’s and Mr & Mrs T mixers. To learn more about our Plano, Texas-based company and our iconic brands, please visit www.drpeppersnapple.com.

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